Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of Allion Healthcare, Inc. of our report, dated September 8, 2005, relating to our audit of financial statements of Frontier Pharmacy & Nutrition, Inc. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ McGladrey & Pullen, LLP

Des Moines, Iowa

December 6, 2005